As filed with the Securities and Exchange Commission on November 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

WEBMD CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-32366444
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of Principal Executive Offices)

WEBMD CORPORATION 2000 LONG-TERM INCENTIVE PLAN

WEBMD CORPORATION 2002 RESTRICTED STOCK PLAN

WEBMD CORPORATION 2003 NON-QUALIFIED STOCK OPTION PLAN
FOR EMPLOYEES OF ADVANCED BUSINESS FULFILLMENT, INC.
(Full title of the plan)

CHARLES A. MELE
Executive Vice President, General Counsel and Secretary
WebMD Corporation
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Name and address of agent for service)

(201) 703-3400
(Telephone number, including area code, of agent for service)

Part I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5 OPINION OF LEWIS H. LEICHER, ESQ.
EX-23.1 CONSENT OF ERNST & YOUNG LLP.

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum		Proposed Maximum	Amount of
Securities to be	to be	Offering Price Per		Aggregate	Registration
Registered	Registered (1)	Share		Offering Price	Fee

Common Stock par value $0.0001 per share:
To be issued for awards	9,500,000	$9.065	(2)(3)	$86,117,500	$6,966.91
under the WebMD Corporation 2000 Long-Term Incentive Plan
To be issued for awards	316,680	$6.31	(4)	$1,998,251	$161.66
under the WebMD Corporation 2002 Restricted Stock Plan	683,320	$9.065	(3)	$6,194,296	$501.12

	1,000,000			$8,192,547	$662.78
To be issued for awards under the WebMD	3,541,500	$11.73	(5)	$41,541,795	$3,360.73
Corporation 2003 Non-Qualified Stock Option Plan for Employees of Advanced Business Fulfillment, Inc.	58,500	$9.065	(3)	$530,303	$42.90

	3,600,000			$42,072,098	$3,403.53

Total	14,100,000	N/A		N/A	$11,033.32

(1)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement on
Form S-8 (this “Registration Statement”) has been broken down into three subtotals.

(2)	WebMD Corporation (the “Registrant”) has previously filed registration statements for the WebMD Corporation 2000 Long-Term Incentive Plan (the “2000 Long-Term Incentive Plan”) on Forms S-8 under File No. 333-47250 and 333-88418 with the Securities and Exchange Commission (the “Commission”). This Registration Statement serves to register 9,500,000 additional shares of the Registrant’s common stock for issuance under the 2000 Long-Term Incentive Plan.

(3)	Pursuant to Rule 457(c) and 457(h), the offering price is $9.065 per share of the Registrant’s common stock, based on the average of the high and low prices of the Registrant’s common stock on the Nasdaq National Market consolidated reporting system on November 10, 2003, and is estimated solely for the purpose of calculating the registration fee.

(4)	Pursuant to Rule 457(h), the offering price is $6.31 per share of the Registrant’s common stock, which is the fair market value of the stock granted under the WebMD Corporation 2002 Restricted Stock Plan (the “2002 Restricted Stock Plan”) on October 31, 2002.

(5)	Pursuant to Rule 457(h), the offering price is $11.73 per share of the Registrant’s common stock, which is the fair market value of the stock granted under the WebMD Corporation 2003 Non-Qualified Stock Option Plan for Employees of Advanced Business Fulfillment, Inc. (the “2003 Non-Qualified Stock Option Plan”) on July 17, 2003.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the “Securities Act”), and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

      The following documents which have been filed or will be filed by the Registrant with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated as of their respective dates in this Registration Statement by reference and shall be deemed to be a part hereof (other than any portions of the respective filings that were furnished, under applicable Commission rules, rather than filed):

(i)	the Registrant’s Annual Report on Form 10-K for year ended December 31, 2002 filed on March 27, 2003 and amended on April 30, 2003;

(ii)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (filed on May 13, 2003), June 30, 2003 (filed on August 14, 2003) and September 30, 2003 (filed on November 14, 2003);

(iii)	the Registrant’s Current Reports on Form 8-K filed on February 19, 2003, March 14, 2003 and amended on April 11, 2003, May 5, 2003, June 17, 2003, June 20, 2003 and amended on July 8, 2003, June 27, 2003, August 5, 2003, August 12, 2003, September 4, 2003, September 12, 2003, October 14, 2003, October 24, 2003 and November 6, 2003;

(iv)	the Registrant’s Proxy Statement filed on August 7, 2003;

(v)	the description of the common stock, par value $0.0001, contained in the Registrant’s Registration Statement on Form 8-A filed on February 8, 1999 pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents (other than any portions of the respective filings that were furnished, under applicable Commission rules, rather than filed). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Lewis H. Leicher, Esq. is an officer of the Registrant and holds options to purchase shares of the Registrant’s common stock.

Item 6.	Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation may also indemnify any person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      The Registrant’s certificate of incorporation and by-laws provide that it shall, to the maximum extent permitted under Delaware law, indemnify any director or officer of the corporation who is or was made a party to any action or proceeding by reason of the fact that he or she is or was an agent of the corporation, against liability incurred in connection with such action or proceeding. The Registrant has entered into agreements with its directors, executive officers and some of its other officers implementing such indemnification. In addition, the Registrant’s certificate of incorporation limits, to the fullest extent permitted by Delaware law, the liability of directors for monetary damages for breach of fiduciary duty. The Registrant may also purchase and maintain insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See attached Exhibit Index.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

     (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmwood Park, State of New Jersey, on November 14, 2003.

WEBMD CORPORATION

By:	/s/ Andrew C. Corbin

	Name:	Andrew C. Corbin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew C. Corbin, Charles A. Mele and Lewis H. Leicher as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and file (1) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith and (2) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger C. Holstein Roger C. Holstein	Chief Executive Officer (Principal executive officer)	November 14, 2003

/s/ Andrew C. Corbin Andrew C. Corbin	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	November 14, 2003

/s/ Mark J. Adler Mark J. Adler, M.D.	Director	November 14, 2003

/s/ Paul A. Brooke Paul A. Brooke	Director	November 14, 2003

/s/ Neil F. Dimick Neil F. Dimick	Director	November 14, 2003

/s/ James V. Manning James V. Manning	Director	November 14, 2003

/s/ Herman Sarkowsky Herman Sarkowsky	Director	November 14, 2003

/s/ Michael A. Singer Michael A. Singer	Director	November 14, 2003

/s/ Joseph E. Smith Joseph E. Smith	Director	November 14, 2003

/s/ Martin J. Wygod Martin J. Wygod	Director	November 14, 2003

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Eleventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 000-24975)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, File No. 000-24975)

4.1	2000 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-4/A filed with the Commission on August 1, 2000, File No. 333-39592)

4.2	2002 Restricted Stock Plan (incorporated by reference to Exhibit 10.21 of the Registrant’s Annual Report on Form 10-K filed on March 27, 2003, File No. 000-24975)

4.3	2003 Non-Qualified Stock Option Plan for Employees of Advanced Business Fulfillment, Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 000-24975)

5*	Opinion of Lewis H. Leicher, Esq., Assistant General Counsel of the Registrant, as to the legality of the securities registered hereby

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Lewis H. Leicher, Esq., Assistant General Counsel of the Registrant (included in the opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included on the signature pages to this Registration Statement)

*	Filed herewith.

E-1